UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 17, 2012

Metropolitan Health Networks, Inc.
(Exact Name of Registrant as Specified in Charter)

Florida
(State or Other Jurisdiction of Incorporation)

001-32361	65-0635748
(Commission File Number)	(IRS Employer Identification No.)

777 Yamato Road, Suite 510 Boca Raton, Florida	33431
(Address of Principal Executive Offices)	(Zip Code)

(305) 805-8500
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2012 Salary Increases

On January 17, 2012, the Board of Directors (the “Board”) of Metropolitan Health Networks, Inc. (the “Company”), upon the recommendation of the Compensation Committee of the Board (the “Committee”), fixed the 2012 base salaries of its Chairman and Chief Executive Officer, its President and Chief Operating Officer, its Chief Financial Officer, and its General Counsel and Secretary (collectively, the “Named Executive Officers”), as set forth below:

Name and Title	2012 Base Salary
Michael Earley Chairman and Chief Executive Officer	$460,000
Jose Guethon, M.D. President and Chief Operating Officer	$410,000
Robert J. Sabo Chief Financial Officer	$330,000
Roberto L. Palenzuela General Counsel and Secretary	$270,000

The 2012 base salaries set forth above will be effective for each of the Named Executive Officers commencing January 1, 2012.

2012 Annual Cash Bonus Plan

On January 17, 2012, upon the recommendation of the Committee, the Board established the target award levels applicable to the Company’s 2012 cash bonus plan for various executives and employees of the Company (the “2012 Bonus Plan”).  The target award level for each Named Executive Officer under the 2012 Bonus Plan, expressed as a percentage of his respective base salary, is set forth in the table below.  The actual amount (if any) payable to a Named Executive Officer or other participant under the 2012 Bonus Plan shall be an amount equal to between 0% and 200% of his or her target award level, based on such Named Executive Officer’s or participant’s achievement of between 0% to 200% of his or her goals and objectives under the 2012 Bonus Plan.  The achievement and payment of cash bonus awards under the 2012 Bonus Plan is subject to the terms and conditions of the 2012 Bonus Plan, which are materially consistent with the previously disclosed terms and conditions of the 2011 bonus plan.

Name and Title	Target Award Level
Michael Earley Chairman and Chief Executive Officer	100%
Jose Guethon, M.D. President and Chief Operating Officer	80%
Robert J. Sabo Chief Financial Officer	70%
Roberto L. Palenzuela General Counsel and Secretary	50%

2012 Long-Term Incentive Award Program

On January 17, 2012, upon the recommendation of the Committee, the Board established the award amounts for the Company’s executives and employees under the 2012 long-term incentive award program (the “2012 LTI Program”), expressed as a percentage of their respective base salaries (the “Equity Percentage”).  Under the 2012 LTI Program, the Company will grant varying amounts of stock options and restricted shares of Common Stock (the “Equity Award”) to various executives and employees of the Company based on their respective Equity Percentages.  The Equity Percentage for each of the Company’s Named Executive Officers is set forth in the table below.

Name and Title	Equity Percentage
Michael Earley Chairman and Chief Executive Officer	150%
Jose Guethon, M.D. President and Chief Operating Officer	100%
Robert J. Sabo Chief Financial Officer	100%
Roberto L. Palenzuela General Counsel and Secretary	50%

The 2012 LTI Program Equity Awards are expected to be granted to the Named Executive Officers in the first quarter of 2012, following the Board’s approval of certain other terms and conditions of the 2012 LTI Program, including the grant date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METROPOLITAN HEALTH NETWORKS, INC.

By:	/s/ Roberto L. Palenzuela
	Name:	Roberto L. Palenzuela
	Title:	General Counsel

Dated: January 20, 2011